UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2021

CHEMBIO DIAGNOSTICS, INC.

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (631) 924-1135
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of David Bespalko to Board of Directors
On March 4, 2021, our board of directors elected David Bespalko as a member of the board, effective immediately and continuing until our 2021 annual meeting of stockholders.
David Bespalko has served as the Founder and Chief Executive Officer of BMC Consulting, a management consulting firm for in vitro diagnostics companies, since September 2019. From December 2017 to April 2019 he was the Group Vice President, Global Commercial Operations Specialty Diagnostics Group of Thermo Fisher Scientific Inc., or Thermo Fisher, a provider of scientific instrumentation, reagents and consumables, and software and services to healthcare and other laboratories. From 2015 to December 2017, Mr. Bespalko was the President of Anatomical Pathology and Healthcare Market Divisions of Thermo Fisher. From 2011 to 2014, Mr. Bespalko was the President of Fisher Healthcare at Thermo Fisher. Previously, Mr. Bespalko was Corporate Vice President, North America Commercial Operations at Beckman Coulter, Inc. His diagnostics career began in Canada with commercial and general management roles at Baxter Healthcare Corporation and Dade Behring, Inc. Mr. Bespalko received a Bachelor of Science degree in 1977 from the University of Alberta.
In accordance with our Outside Director Compensation Policy, on March 15, 2021, Mr. Bespalko will be awarded under our 2019 Omnibus Incentive Plan:

•	$80,000 in value of restricted stock units to acquire shares of common stock; and
•
$80,000 in value of nonqualified stock options to acquire shares of common stock, each with an exercise price per share equal to the fair market value of a share of common stock on March 15, 2021 (defined under the 2019 Omnibus Incentive Plan to be the last reported sale price of a share of the common stock on the Nasdaq Capital Market on March 15, 2021).

The restricted stock units will vest in three equal installments on March 15, 2022, 2023 and 2024, and the nonqualified stock options will vest in full immediately prior to our 2022 annual meeting of stockholders. All of the restricted stock units and nonqualified stock options are subject to accelerated vesting upon a Change in Control, as defined in the 2019 Omnibus Incentive Plan. For further information about our outside director compensation, please refer to our Outside Director Compensation Policy, a copy of which is included as Exhibit 10.1 to the Current Report on Form 8‑K we filed with the Securities and Exchange Commission on December 17, 2020.
There are no family relationships between Mr. Bespalko and any of our existing directors or our executive officers, and Mr. Bespalko has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
Notice of Mary Lake Polan of Decision Not to Stand for Re-election
On March 4, 2021, May Lake Polan, a member of the board of directors, notified the board of her decision not to stand for re-election at our 2021 annual meeting of stockholders.
Dr. Polan’s decision not to stand for re-election did not result from any disagreement with our company on any matter relating to our operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: March 8, 2021	By:	/s/ Richard L. Eberly
Chief Executive Officer and President